Exhibit 10.28

AMENDMENT TO LOAN AGREEMENT

AMENDMENT dated this 31st day of January, 2013 (the “Amendment”) to Loan Agreement dated as of June 1, 2012 (the “Loan Agreement”), by and between INSOGLASS HOLDING SA, a Swiss corporation (the “Lender”), and SWISSINSO HOLDING INC., a Delaware corporation (the “Borrower”).

WHEREAS, the Borrower and the Lender wish to amend the Loan Agreement to increase the maximum loan commitment thereunder and to reduce the Conversion Price;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

1.    Section 1.01(b) of the Loan Agreement is hereby amended to read in full as follows:

“(b)    ‘Conversion Price’ means $0.035 per share.”

2.   The first sentence of Section 2.01 of the Loan Agreement is hereby amended to read in full as follows:

“Subject to the terms and conditions set forth in this Agreement, the Lender hereby agrees to make Loans to or for the benefit of the Borrower from time to time in an aggregate principal amount up to but not exceeding $1,500,000.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INSOGLASS HOLDING SA

By:
Name: Rafic Hanbali
Title: President

SWISSINSO HOLDING INC.

By:
Name: Clive D. Harbutt
Title: Chief Financial Officer